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                                                                    EXHIBIT 10.9

                        MASTER EQUIPMENT LEASE AGREEMENT


                                                                    No
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This is a Master Equipment Lease Agreement between NATIONAL CITY LEASING
CORPORATION, a Kentucky corporation, whose principal office is located at 101 South Fifth Street, Louisville, Kentucky 40202 ("Lessor") and SMS GEOTRAC, INC. a Delaware corporation, partnership, proprietorship [cross out inapplicable clause] whose principal office is located at 3900 Laylin Road, Norwalk, OH 44857 ("Lessee").


1. LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, subject to the terms and conditions set forth herein, the items of personal property (the "Equipment") described in each Equipment Supplement (a "Supplement") executed and delivered by the parties hereto and incorporating the terms of this Master Equipment Lease Agreement by reference therein (the "Lease"). The terms "Agreement", "hereof", "herein", and "hereunder", when used in this Lease, shall mean this Lease, each Supplement and any schedule thereto. This Agreement constitutes an agreement of lease and nothing herein contained shall be construed as conveying to Lessee any right, title, or interest in the Equipment except as lessee only. The parties agree that this Lease is a "Finance Lease" as defined in Section; 2A-103(q) of the Uniform Commercial Code ("UCC"). Lessee acknowledged either (a) that Lessee has reviewed and approved any written Supply Contract (as defined in UCC Section 2A-103 (y) covering the Equipment purchased from the Supplier (as defined in UCC Section 2A-103(x)) thereof for lease to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by this Lease of the following: (i) the identity of the
Supplier: (ii) that the Lessee may have rights under the Supply Contract; and
(iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract.

2. TERM; ACCEPTANCE; RENT; RETURN. The term of lease of each item of Equipment shall commence on the date the Lessee accepts the Equipment (the "Commencement Date") as evidenced by the Certificate of Delivery and Acceptance pertaining to such Equipment and, unless earlier terminated pursuant to the provisions hereof, shall continue for the term specified in each Supplement Lessee's execution and delivery of a Certificate of Delivery and Acceptance shall constitute Lessee's irrevocable acceptance of the Equipment covered thereby for all purposes of this Agreement. Lessee shall pay to Lessor (at Lessor's office specified above, or as Lessor may otherwise designate), rent as specified in each Supplement. Each date on which an installment of rent is payable is hereinafter called a "Rent Payment Date". As to each Supplement, the first Rent Payment Date shall be the Rent Payment Date set forth therein, with the succeeding Rent Payment Dates on the corresponding day of each month thereafter. In addition, if applicable, Lessee shall pay interim rent for the period between the Commencement Date and the first Rent Payment Date, based on a 30-day month and the number of days between the Commencement Date and the first Rent Payment Date. Lessee shall also pay to Lessor, on demand, a late payment charge of 5% of each installment of rent and any other amount owing hereunder which is not paid when due. Upon the expiration or earlier termination of the term of lease of each item of Equipment leased hereunder, Lessee shall at its expense return such item to Lessor at such location as Lessor may designate, in the condition required to be maintained by
Section 7 hereof.

3. NO WARRANTIES. Lessee acknowledges that Lessor is not the manufacturer of the Equipment nor the manufacturer's agent nor a dealer therein, and LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS, CONDITION, DESIGN OR OPERATION OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE EQUIPMENT OR WORKMANSHIP IN THE EQUIPMENT, LESSOR'S TITLE TO THE EQUIPMENT NOR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER. Lessee confirms that it has made (or will make) the selection of each item of Equipment on the basis of its own judgment and expressly disclaims reliance upon any statements, representations or warranties made by Lessor. Lessor shall not be liable to Lessee for any matter relating to the ordering, manufacture, purchase, delivery, assembly, installation, testing, operation or expense of any kind caused by the Equipment. Lessor shall not be liable for any consequential damages as that term is used in UCC 2-719(3). Lessor hereby assigns to Lessee all rights which Lessor has or may acquire against any manufacturer, supplier, or contractor with respect to any warranty and representation relating to the Equipment leased hereunder. Lessee acknowledges that Lessee has reviewed and approved the Purchase Order, Supply Contract or Purchase Agreement covering the Equipment purchase from the vendor or Supplier thereof for lease to Lessee.

4. EQUIPMENT TO REMAIN PERSONAL PROPERTY; LOCATION; IDENTIFICATION; INSPECTION. Lessee represents that the Equipment shall be and at all times remain separately identifiable personal property Lessee shall, at its expense, take such action as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of other personal property and shall indemnify Lessor against any loss which it may sustain by reason of Lessee's failure to do so. The Equipment may not be removed from the location specified in the Supplement pertaining thereto without Lessor's prior written consent and Lessee's provision of reasonable documentation as requested by Lessor. If requested by Lessor, Lessee shall attach to and maintain on the Equipment a conspicuous plate or marking disclosing ownership therein. Lessor or its representatives may, at reasonable times, inspect the Equipment.

5. TAXES; INDEMNITY. Lessee agrees to pay, and to indemnify and hold Lessor harmless from, all license fees, assessments, and sales, use property, excise and other taxes and charges(other than federal income taxes and taxes imposed by any other jurisdiction which are based on, or measured by, the net income of Lessor for reasons other than the owner ship or leasing of the Equipment in that jurisdiction imposed upon or with respect to (a) the Equipment or any part thereof arising out of or in connection with the shipment of Equipment or the possession, ownership, use or operation thereof, or (b) this Agreement or the consummation of the transaction herein contemplated. Lessor shall prepare and file any and all returns required in connection with the obligations which Lessee has assumed under this section except such filings as Lessor may, at its option, direct Lessee to make. Each party shall upon request furnish the other a copy of any such filing made or governmental invoice received covering such obligations. Lessee further agrees to assume liability for, and to indemnify and hold Lessor harmless against, all claims, costs, expenses, damages and liabilities arising from or pertaining to the manufacture, assembly, installation, ownership, use, possession and operation of the Equipment, including without limitation, latent and other defects, whether or not discoverable by Lessee or any other person, any expense, liability or loss directly or indirectly related to or arising out of any injury to any person or tangible or intangible property, whether arising from negligence or under any theory of strict or absolute liability or any other cause, or any claim for patent or copyright infringement, together with all legal fees and expenses reasonably incurred by Lessor in connection with any liability asserted against it, whether groundless or otherwise. The agreements and indemnities contained in this section shall survive the expiration or earlier termination of the Agreement.

6. ASSIGNMENTS; SUBLETTING; ENCUMBRANCES.

     (a) LESSEE WILL NOT WITHOUT LESSOR'S PRIOR WRITTEN CONSENT ASSIGN OR TRANSFER THIS LEASE OR ANY INTEREST HEREIN, OR SUBLEASE OR RELINQUISH POSSESSION OF, OR CREATE OR SUFFER TO EXIST ANY LIEN MORTGAGE, SECURITY INTEREST OR ENCUMBRANCE UPON THE EQUIPMENT.

     (b) Lessor may assign or transfer this Lease or Lessor's interest in the Equipment without notice to Lessee. Any assignee of Lessor shall have all the rights, but none of the obligations, of Lessor under this Lease and Lessee agrees that it will not assert against any assignee of Lessor any defense, counterclaim, or offset that Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor shall not materially charge Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee.


7. USE; REPAIRS; ETC. Lessee will cause the Equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals by competent and duly qualified personnel only and in compliance with all laws and regulations and the insurance policies required to be maintained hereunder. Lessee shall, at its own cost and expense, enter into and keep in force during the term hereon a maintenance agreement with the manufacturer of the Equipment or such other maintenance vendor as may be approved in writing, by Lessor, to maintain, service an repair the Equipment so as to keep it in as good operating condition as it was when it first became subject to this Lease, ordinary wear and tear expected. Lessor shall have the right to approve such maintenance agreement (which approval shall not be unreasonably withheld) and shall be furnished with an executed copy thereof. Lessee shall, at its own cost and expense, to the extent not covered by the aforesaid maintenance agreement, maintain the Equipment in operating condition. Replacement parts shall be free and clear of any mortgage, lien, charge, or encumbrance (and title thereto shall best in Lessor immediately upon installation, attachment of incorporation of the same in, on or into such Unit). Upon termination of this Lease, at the expiration of the Lease Term or otherwise, the Equipment shall be returned to the Lessor in as good operating condition as when it became subject to this Lease, ordinary wear and tear excepted, and in such condition as to be acceptable to the manufacturer for regular maintenance without any remedial maintenance. Lessee will not alter or add to the Equipment without Lessor's prior written consent. Lessee will remove any attachments, alterations or accessories and return the Equipment in its original condition, normal wear and tear excepted, at the termination of the Lease if Lessor shall so demand in the absence of such demand, all attachments, alterations or accessories shall become part of the Equipment at the time of the attachment thereto.

8. LOSS; DAMAGE. If any Equipment shall be lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for normal use for any reason or in the event of any condemnation, confiscation, seizure, or requisition of title to or use of any Equipment (each of the foregoing being hereinafter called a "Loss"). Lessee shall immediately pay to Lessor an amount equal to the sum of
(i) all rent and other amounts due and owning hereunder for such Equipment to and including the date of Loss, plus (ii) all remaining unpaid rentals for such Equipment of the term of the
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related Supplement plus (iii) Lessor's anticipated residual interest in said
Equipment, plus (iv) interest at 18% per annum from the date of Loss to the date of payment but in no event more than the maximum permitted by law, whereupon Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest in such Equipment. Lessee agrees that Lessor's residual interest is equal to an amount represented by the Fair Market Sales Value of the Equipment immediately prior to the Loss, but in no event less than 20% of the Equipment's original cost to Lessor. For purposes of this section, the "Fair Market Sales Value" shall be determined on the basis of and be equal in amount to the value that would be obtained in a transaction between an informed and willing buyer and seller. If any Equipment is damaged as the result of an event not constituting a Loss. Lessee shall, if requested by Lessor, promptly cause such item to be repaired or replaced in accordance with the provisions of Section 7 hereof.

9. INSURANCE. Lessee shall maintain at all times on the Equipment, at Lessee's expense, property damage, direct damage and public liability insurance in such amounts, against such risks and in such form and with such insurers as shall be satisfactory to Lessor. The required insurance shall be specified in the applicable Supplement; provided, that the amount of direct damage insurance shall not on any date be less than the full replacement value of the Equipment as of such date. Each public liability insurance policy will name Lessor as additional named insured as its interests may appear and each damage insurance policy will name Lessor as loss payee, and each insurance policy shall contain a clause requiring the insurer to give to Lessor at least 30-days prior written notice of any alteration of the terms or cancellation of such policy. Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain as to the existence or adequacy of such insurance. Lessor makes no representation that the minimum insurance coverage requirements in a Supplement will be adequate at all times to satisfy Lessee's obligations hereunder. Lessee has the responsibility to provide additional insurance coverage to maintain coverage hereunder in an amount adequate to fulfill its obligation hereunder and is consistent with insurance coverage for similar risks in Lessee's industry or line of business.

10. NONCANCELLABLE AGREEMENT; LESSEE'S OBLIGATIONS UNCONDITIONAL. This Agreement cannot be cancelled or terminated except as expressly provided herein. Lessee agrees that its obligation to pay all rent and other amounts payable hereunder and to perform its duties with respect hereto shall be absolute and unconditional under any and all circumstances, including, without limitation, the following:

     (a) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturer, or supplier of any Equipment or anyone else for any reason whatsoever;

     (b) any defect in the condition, design, title, operation or fitness for use, or any to or loss of any Equipment;

     (c) any insolvency, reorganization or similar proceedings by or against Lessee, or

     (d) any other event or circumstances whatsoever, whether or not similar to the foregoing.

Each rent or other payment made by Lessee hereunder shall be final and Lessee will not seek to recover all of any part of such payment from Lessor for any reason whatsoever.

11. EVENTS OF DEFAULT AND REMEDIES. An Event of Default shall occur hereunder if Lessee:

     (a) shall fail to make any payment or rent or other amount owing hereunder when due;

     (b) shall fail to perform or observe any other covenant, agreement or condition hereunder;

     (c) shall make any representation or warranty to Lessor herein or in any document or certificate furnished Lessor in connection herewith which shall prove to be incorrect at any time.

     (d) shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for Lessee or for a substantial part of its property or for the Equipment, or reorganization, arrangement, insolvency, dissolution or liquidation proceedings shall be instituted by or against Lessee;

     (e) shall suffer an adverse material change in its financial condition from the date hereof, and as a result thereof Lessor deems itself or any of its Equipment to be insecure, or

     (f) shall be in default under any other agreement at any time executed with Lessor or any affiliate or subsidiary of National City Corporation then Lessor may declare this Agreement to be in default and may do one or more of the following with respect to any or all of the Equipment as Lessor in its sole discretion may elect, to the extent permitted by, and subject to compliance with any mandatory requirements of applicable law then in effect

     (a) demand that Lessee, and Lessee shall at its expense upon such demand, return the Equipment promptly to Lessor in the manner and condition required by and otherwise in accordance with the provisions of Section 2 hereof, as if the Equipment were being returned at the expiration of its term of lease hereunder, or Lessor, at its option, may enter upon the premises where the Equipment is located and take possession of and remove the same by summary proceedings or otherwise, all without liability to Lessee for damage to property or otherwise.

     (b) re-lease or sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of any or all of the Equipment as Lessor may determine, and recover from Lessee damages, for loss of a bargain and not as a penalty, in an amount equal to the sum of (i) any accrued and unpaid rent as the later of (A) the date of default or (B) the date that Lessor has obtained possession of the Equipment or such other date as Lessee has made an effect tender of possession of the Equipment back to Lessor ("Default Date"), plus rent (at the rate provided for in this Agreement) for the additional period (but in no event longer than ninety (90)
days) that it takes Lessor to resell or re-let the Equipment, plus interest at the rate of 18% per annum, or the highest rate permitted by law, whichever is less; (ii) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired terms of the Lease discounted at a rate equal to the discount rate of the Federal Reserve Bank of Cleveland as of the Default Date, (iii) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment including reasonable attorney's fees and costs incurred in connection with or otherwise resulting from the Lessee's default; (iv) estimated residual value of the Equipment (which is defined as the Fair Market Sales Value of the Equipment immediately prior to the Event of Default, but in no event an amount less than 20% of the Equipment's original cost to Lessor), and (v) any indemnity, if then determinable, plus interest at 18% per annum or the highest rate permitted by law, whichever is less; LESS the amount received by Lessor upon such public or private sale or re-lease of such items of Equipment, if any;

     (c) declare immediately due and payable all sums due and to become due hereunder for the full term of the Lease (including any renewal or purchase options which Lessee has contracted to pay);

     (d) with or without terminating this Lease, recover from Lessee damages, as liquidated damages for loss or a bargain and not as a penalty, in an amount equal to the sum of (i) any accrued and unpaid rent as of the date of entry of judgment in favor of Lessor plus interest at the rate of 18% per annum or at the highest rate permitted by law, whichever is less, (ii) the present value of all future rentals reserved in the lease and contracted to be paid over the unexpired term of the Lease discounted at a rate equal to the discount rate of the Federal Reserve Bank of Cleveland; (iii) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including reasonable attorney's fees and costs incurred in connection therewith or otherwise resulting from Lessee's default; (iv) estimated residual value of the Equipment (which is defined as the Fair Market Sales Value of the Equipment immediately prior to the Event of Default, but in no event an amount less than 20% of the Equipment's original cost to Lessor); and (v) any indemnity, if then determinable, plus interest at 18% per annum or the highest rate permitted by law, whichever is less;

     (e) if (i) Lessor elects not to sell, re-lease or otherwise dispose of all or part of the Equipment or (ii) does so by re-lease which is not made in a manner substantially similar to the applicable Supplement or (iii) the measure of damages under clauses (b) and (d) above are not allowable under any applicable law, Lessor may recover the market value, if any, as of the Default Date of the rent reasonably estimated by Lessor to be obtainable for the Equipment during the remaining Lease term or any renewal thereof then in effect, plus any accrued and unpaid rent as of the Default Date, and

     (f) Lessor may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement.

For the purpose of this section, the "Fair Market Sales Value" of any Equipment shall mean such value to Lessor net of all expenses and costs whatsoever which would be incidental to the reclamation of the Equipment and the sale thereof as determined (at Lessee's expense) by an independent appraiser selected by Lessor; provided, however, that (i) the "Fair Market Sales Value" of any Equipment shall be zero if Lessor is unable to recover possession thereof in accordance with the terms of clause (a) above, and (ii) if Lessor shall have sold any Equipment prior to any notice given pursuant to clause (b) above, the "Fair Market Sales Value" thereof shall be the net proceeds of such sale after deducting all costs and expenses incurred by Lessor in connection therewith.

Except as expressly provided above, no remedy referred to in this section is exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor at law or equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any other remedies. No express or implied waiver by Lessor of an Event of Default shall constitute a waiver of any other or subsequent Event of Default. To the extent permitted by law, Lessee waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, re-lease or otherwise use the Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies.


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12.  INDEMNIFICATION FOR TAX BENEFITS.

     (a) Lessor, as the owner of the Equipment, shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1986, as amended, (hereinafter called the "Code") to an owner of property.

     (b) Lessee agrees that neither it nor any corporation controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any returns or other documents inconsistent with the foregoing and that each of such corporations will file such returns, take such action and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Lessee agrees to copy or make available for inspection and copying by Lessor such records as will enable Lessor to determine whether it is entitled to the benefit of any amortization or depreciation deduction which may be available from time to time with respect to the Equipment.

     (c) If Lessor, under any circumstances or for any reason whatsoever, except for acts of the Lessor or future changes in the Code, shall lose, shall not have or shall lose the right to claim or there shall be disallowed or recaptured all or any portion of the federal tax depreciation deductions with respect to any item of Equipment based on depreciation or the Lessor's full cost of such item of Equipment and computed on the basis of a method of depreciation provided by the Code as Lessor in its complete discretion may select, then Lessee agrees to pay Lessor upon demand an amount which, after deduction of all taxes required to be paid by Lessor in respect to the receipt thereof under the laws of any federal, state or local government or taxing authority of the United States or of any taxing authority or governmental authority of any foreign country, shall be equal to the sum of (i) an amount equal to the additional income taxes paid or payable by Lessor in consequence of the failure to obtain the benefit of a depreciation deduction, and (ii) any interest and/or penalty which may be assessed in connection with any of the foregoing.

     (d) The provisions of this Section 12 shall survive the expiration or earlier termination of this Agreement.

13. LESSOR'S RIGHTS TO PERFORM. If Lessee fails to make any payment required to be made hereunder or fails to comply with any other agreements contained herein, Lessor may make such payment or comply with such agreements, and the amount of such payment and the reasonable expenses of Lessor incurred in connection with such payment or compliance, shall be payable by Lessee on demand.

14. FURTHER ASSURANCES. Lessee will, at its expense, promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time request in order to more effectively carry out the intent and purpose of this Agreement so as to establish and protect the rights, interest and remedies intended to be created in favor of Lessor hereunder, including, without limitation, the execution and filing of financing statements and continuation statements with respect to the Equipment and this Agreement. Lessee authorizes Lessor to effect any such filing (including the filing of any financing statements without the signature of Lessee) and Lessor's expenses with respect thereto shall be payable by Lessee on demand.

15. NOTICES. All notices and other communications required to be given to any party hereunder shall be in writing and delivered or mailed by regular mail to such party at the address set forth above or at such other address as it may designate to other parties.

16. MISCELLANEOUS. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee waives (a) any provision of law which renders any provision hereof unenforceable in any respect; (b) any and all rights conferred upon a Lessee by
Article 2A of the UCC, including but not limited to Lessee's rights to (i) cancel this Agreement; (ii) repudiate this Agreement; (iii) revoke acceptance of the Equipment; (iv) recover damages from Lessor for any breaches of warranty or for any other reason; (v) claim a security interest in the Equipment in Lessee's possession or control for any reason; (vi) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (vii) accept partial delivery of this Equipment; (viii) recover any general, special, incidental or consequential damages, for any reason whatsoever; (ix) specific performance, replevin, detinue, sequestration, claim and delivery of the like for any Equipment identified to the Lease, or any substitutions or replacements thereof; and (c) any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessee's damages. Provided the Lessee is not in default under any provision of this Lease, the Lessor shall not interfere with Lessee's quiet enjoyment of the use of the Equipment pursuant to the terms of this Agreement. This Agreement and the provisions hereof shall inure to the benefit of Lessor and its successors and assigns, and shall be binding on and inure to the benefit of Lessee and its successors and assigns.

17. CONDITIONS PRECEDENT. The obligation of Lessor contained in Section 1 hereof shall be subject to the following conditions precedent (a) there shall have occurred no material adverse change in the business or the financial condition of Lessee from the date hereof until the Commencement Date of any Supplement; (b) Lessee shall have furnished Lessor with a certificate or other evidence satisfactory to Lessor that insurance coverage as required by Section 9 hereof is in effect as to the item of Equipment desired to be leased; (c) unless specifically waived by Lessor, Lessee shall have furnished Lessor opinions of counsel as this Agreement, in form and substance acceptable to Lessor; (d) unless specifically waived by Lessor, Lessee shall have furnished Lessor waivers, in form and substance acceptable to Lessor, of all rights in or to Equipment of any landlord or mortgagee of any real property upon which the Equipment is or is to be situated, and (e) all other instruments and legal and corporate proceedings in connection with the transactions contemplated herein shall be satisfactory in form and substance to Lessor, and counsel to Lessor shall have received copies of all documents which it may have requested in connection therewith. If any of the above conditions is not satisfied at the time Lessee submits any Supplement, Lessor shall have no obligation under this Agreement to lease the items of personal property covered thereby to Lessee.

18. FINANCIALS. Lessee agrees that for so long as any item of Equipment shall be leased under this Agreement, Lessee will deliver or cause to be delivered to Lessor (a) as soon as practicable, and in any event within sixty (60) days after the end of each quarterly period (other than the fourth quarterly period) for each fiscal year of Lessee, the balance sheet of Lessee as of the end of such quarterly period together with the related statements of income and expenses for such quarterly period all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by Lessee's chief financial officer; and (b) as soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of Lessee, the audited balance sheet of Lessee as of the end of such fiscal year together with related statements of income and surplus for such fiscal year all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by an independent public accountant acceptable to Lessor.

19. REPRESENTATION, WARRANTIES AND COVENANTS. Lessee represents, warrants and covenants that (a) if Lessee is a corporation, Lessee is duly organized and validly existing in good standing under the laws of the state of its incorporation and is duly qualified and licensed to do business as a foreign corporation in good standing in those jurisdictions where such qualifications are necessary to authorize Lessee to carry on its present business and operations and to own its properties or to perform its obligations hereunder;
(b) if Lessee is a partnership, Lessee is duly organized and validly existing under the partnership laws of its state of domicile and is duly authorized in any foreign jurisdiction where such qualification is necessary to authorize Lessee to carry on its present business and operations and to own its properties and to perform its obligations hereunder; (c) Lessee has full power, authority and legal right to execute, deliver and carry out as Lessee the terms and provisions of this Agreement and any other documents in connection with this lease transaction; (d) if Lessee is a corporation, Lessee's execution, delivery and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary corporate action, do not require the approval or consent of stockholders, or of any trustee or holders of any indebtedness or obligation of Lessee and will not violate any law, governmental rule, regulation or order binding upon Lessee or any provision of any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it is bound or to which it is subject, and will not violate any provision of the Certificate of Incorporation, By-laws or any preferred stock agreement of Lessee; (e) if Lessee is a partnership, Lessee's execution, delivery and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary partnership actions; (f) there are no pending or threatened investigations, actions or proceedings before any court or administrative agency or other tribunal body, which seek to question or set aside any of the transactions contemplated by this Agreement, or which, if adversely determined, would materially affect the condition, business or operation of Lessee; (g) Lessee is not in default in any material manner in the payment or performance of any of its obligations or in the performance of any contract, agreement or other instrument to which it is a party or by which it or any of its assets may be bound; (h) the balance sheet of Lessee as of the end of its most recent fiscal year and the related profit and loss statement of the Lessee for the fiscal year ended on said date, including the related schedules and notes, together with the report of an independent certified public accountant, heretofore delivered to Lessor, are all true and correct and present fairly (x) the financial position of Lessee as at the date of said balance sheet and (y) the results of the operations of Lessee for said fiscal year; (i) all proceedings required to be taken to authorize the lease of the Equipment from Lessor and to protect Lessor's interest in such Equipment, free and clear of all liens and encumbrances whatsoever, have been taken; (j) Lessee has no significant liabilities (contingent or otherwise) which are not disclosed by or reserved against the financial statements referred to in (h) above; (k) all the financial statements referred to in (h) above have been prepared in accordance with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the period involved; (l) there has been no change which would have a material adverse effect on the business or financial condition of Lessee from that set forth in the balance sheet referred to in (h) above; (m) no authorization, consent, approval, license, exemption of or filing or registration with court, governmental unit or department, commission, board, bureau, agency, instrumentality or the like is required or necessary for the valid execution and delivery of the Agreement, any bill of sale and the other documents and agreements referred to herein; (n) this Master Lease Agreement, the Supplements and any accompanying documents, having been duly authorized, executed and delivered to Lessor, constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms thereof except as such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; (o) the Equipment is personal property and neither real property nor a fixture; (p) as of the Commencement Date of each item of Equipment, a reasonable estimate of the estimated fair market value of such item of Equipment at the end of the lease term thereof will be at least 20% of the Lessor's cost thereof (without including in such value any increase or decrease for inflation or deflation, and after subtracting from such value any cost for removal and delivery of possession of Equipment to Lessor at the end of the lease term thereof); and (q) as of the

Commencement Date of each item of Equipment, a reasonable estimate of the estimated useful life of such item of Equipment at the end of the original lease term will be at least two years beyond the lease term thereof.

20. PURCHASE OPTION. Lessor and Lessee hereby agree that so long as no Event of Default shall have occurred and be continuing, Lessee shall have the option to purchase the Equipment at the expiration of the lease term for the purchase price set forth in the Supplement. In order to exercise its option with respect to any given item of Equipment, Lessee must give Lessor written notice at least ninety (90) days prior to the expiration of the lease term with respect thereto, and remit the purchase price in cash to Lessor or its assigns on or before said expiration date. After receipt of the purchase price in accordance with this section, Lessor will transfer to Lessee all of its right, title and interest in the Equipment purchased as-is, where-is, without recourse, representation or warranty of any kind, express or implied. Fair Market Sales Value for the purpose of this section only shall be determined on the basis of and be equal in the amount of the value that would be obtained in a transaction between an informed and willing buyer and an informed and willing seller, and the cost of moving the Equipment from the location of current use shall not be a deduction from such value.

21. CHOICE OF LAW. The rights and liabilities of the parties to this Agreement and each Supplement shall be interpreted, enforced and ???? respects by the laws of the Commonwealth of Kentucky. Lessee ??? and subjects itself to the jurisdiction of every local, state and federal court in the Commonwealth of Kentucky, agrees that except as otherwise required Lessee shall never file or maintain any action or proceeding in connection with this Agreement or any Supplement in any court outside the Commonwealth of Kentucky waives personal service, any and all process in connection therewith and consents to the service ??? upon Lessee in the manner provided in the Agreement for giving notice.

22. ATTORNEY. If Lessor commences any action to enforce or define any right or obligation under this Agreement or any Supplement, the Lessee shall pay to Lessor all reasonable attorney's fees and all other legal expenses (including ??? other witnesses) for preparation, negotiation, filing, maintenance, de??? and appeal of litigation paid or incurred by the Lessor.

23. HEADINGS. The headings in various sections of this Agreement are intended solely for convenience and are not intended nor shall they be used to construe, explain, modify meaning upon any provision hereof.

24. MODIFICATION. Neither ??? nor any Supplement can be modified or amended except by ???? signed and currently dated by both signatories hereto. Lessee's initials. /s/ DJW
             ---------------------------------

25. COUNTERPARTS: ORIGINALS. The parties may execute this Agreement and any Supplement in any number of counterparts. All such counterparts of the Agreement shall constitute one Agreement. One copy of the Agreement and each Supplement shall be designated as the "Original" and all other copies shall be "Duplicates". Only the "Original" shall constitute chattel paper.

26. LESSEE'S ACKNOWLEDGEMENT OF NO EXTRINSIC PROMISES LESSEE AGREES THAT THERE HAVE BEEN NO REPRESENTATIONS, AGREEMENTS, STATEMENTS, PROMISE, UNDERSTANDINGS OR INDUCEMENTS (COLLECTIVELY IN THIS SECTION "PROMISES") MADE TO LESSEE BY OR ON BEHALF OF LESSOR OR ANY THIRD PERSON IN CONNECTION WITH THIS AGREEMENT ANY SUPPLEMENT, ANY EQUIPMENT LEASED HEREUNDER, OR ANY PRESENT OR FUTURE TRANSACTION OF WHICH THIS AGREEMENT AND/OR ANY SUPPLEMENT IS OR BECOMES A PART OTHER THAN THOSE PROMISES. IF ANY EXPRESSLY IN WORDS MADE IN THIS AGREEMENT AND EACH SUPPLEMENT

27. ENTIRE AGREEMENT. THIS AGREEMENT IS AN INTEGRATION AND EACH SUPPLEMENT IS AN INTEGRATION AND RESPECTIVELY THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF EACH TRANSACTION EMBRACED THEREBY. ALL AGREEMENTS, REPRESENTATIONS, PROMISES, INDUCEMENTS, STATEMENTS AND UNDERSTANDINGS, PRIOR TO AN CONTEMPORANEOUS WITH THIS AGREEMENT AND PRIOR TO AND CONTEMPORANEOUS WITH EACH SUPPLEMENT, WRITTEN OR ORAL, BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF EACH SUCH TRANSACTION, IF ANY, ARE AND EACH IS SUPERSEDED BY THIS AGREEMENT AND BP? EACH SUPPLEMENT AS IT IS EXECUTED.

Executed as of the 15th day of May, 1995

?? hereof, the signor hereby certifies that he has read this Agreement and ??? duly authorized to execute this Master Equipment Lease Agreement to ??? Lessee

                                   SMS Geotrac, Inc.
                                   --------------------------------------------
                                   By:    /s/ Daniel J. White
                                      -----------------------------------------
                                   Title: President
                                          -------------------------------------

                              LESSOR: NATIONAL CITY LEASING CORPORATION

                                   By: [Illegible Signature]
                                      -----------------------------------------
                                   Title: V.P.
                                         --------------------------------------